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                                                                      Exhibit 11

                           STATER BROS. HOLDINGS INC.
                    Calculation of Earnings Per Common Share
          (In thousands, except number of shares and per share amounts)

                                                                           Fiscal Years Ended
                                                                  --------------------------------------
                                                                    1999           2000           2001
                                                                  --------       --------       --------
Income (loss) before extraordinary gain (loss)                    $  8,279       $ (7,290)      $  7,845

Extraordinary gain (loss), net of tax effect of ($11,233) in
   1999 and $773 in 2000                                           (17,311)         1,123             --
                                                                  --------       --------       --------
Net income (loss)                                                   (9,032)        (6,167)         7,845

Earnings (loss) per common share:
   Before extraordinary gain (loss)                               $ 165.58       $(145.80)      $ 156.90
   Extraordinary gain (loss)                                       (346.22)         22.46             --
                                                                  --------       --------       --------
Earnings (loss) per common share:                                 $(180.64)      $(123.34)      $ 156.90
                                                                  ========       ========       ========

Average common shares outstanding                                   50,000         50,000         50,000
                                                                  ========       ========       ========

Common shares outstanding
   at end of fiscal year                                            50,000         50,000         50,000
                                                                  ========       ========       ========
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